KRAMER LEVIN NAFTALIS & FRANKEL llp

December 31, 2015

Guinness Atkinson Funds
21550 Oxnard Street, Suite 850
Woodland Hills, California 91367

Re:              Guinness Atkinson Funds, Registration No. 33-75340
Post Effective Amendment No. 71

Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 71 under the Securities Act of 1933 (Post-Effective Amendment No. 72 under the Investment Company Act of 1940) to Guinness Atkinson Funds’ Registration Statement on Form N-1A.

Best regards,
/s/ Kramer Levin Naftalis & Frankel, LLP

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